Exhibit 2 to Schedule 13D
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
The undersigned hereby agree as follows:
(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit 1 is attached, and such Schedule 13D is filed on behalf of each of them; and
(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Galahad Securities Limited
Signature: /s/ Mark A. Stoleson
Name: Mark A. Stoleson
Title: Director
Date: 6 August 2007
Legatum Capital Limited
Signature: /s/ Mark A. Stoleson
Name: Mark A. Stoleson
Title: Director
Date: 6 August 2007
Legatum Global Holdings Limited
Signature: /s/ Mark A. Stoleson
Name: Mark A. Stoleson
Title: Director
Date: 6 August 2007
Legatum Global Investment Limited
Signature: /s/ Mark A. Stoleson
Name: Mark A. Stoleson
Title: Director
Date: 6 August 2007
Senate Limited, acting on behalf of that certain trust formed under the laws of The Cayman Islands as of 1 July 1996
Signature: /s/ Mark A. Stoleson
Name: Mark A. Stoleson
Title: Director
Date: 6 August 2007